Exhibit 5.1


                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022





September 10, 1997




Foamex L.P.
Foamex Capital Corporation
General Felt Industries, Inc.
Foamex Fibers, Inc.
1000 Columbia Avenue
Linwood, Pennsylvania  19061


Re:      $150,000,000 9-7/8% Senior Subordinated Notes Due 2007
         Exchange Offer
         -------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation ("FCC", and together with Foamex, the "Issuers") and General Felt Industries, Inc., a Delaware corporation ("General Felt") and Foamex Fibers, Inc., a Delaware corporation ("Foamex Fibers", and together with General Felt, the "Subsidiary Guarantors") in connection with the filing by the Issuers and the Subsidiary Guarantors of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended, an aggregate principal amount of $150,000,000 of the Issuers' 9-7/8% Senior Subordinated Notes due 2007 (the "New Notes") offered in exchange for a like principal amount of the Issuers' outstanding 9-7/8 Senior Subordinated Notes due 2007 of which $150,000,000 is outstanding. The New Notes are to be issued pursuant to an indenture dated as of June 12, 1997 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not



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Foamex L.P.
Foamex Capital Corporation
General Felt Industries, Inc.
Foamex Fibers, Inc.
September 10, 1997
Page 2


otherwise defined herein have the meanings ascribed thereto in the Indenture.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture, the Registration Rights Agreement, dated as of June 12, 1997 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, the form of the New Notes and the Registration Statement.

In rendering the opinions contained herein, we have assumed (a) the due authorization, execution and delivery of each of the Indenture, the Registration Rights Agreement and the New Notes by each of the parties thereto, (b) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (c) the authenticity of all documents submitted to us as original, (d) the conformity to the original documents of all documents submitted to us as copies and (e) the genuineness of all signatures on all documents submitted to us.

Based on the foregoing, we are of the opinion that (i) the New Notes, when duly issued and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes pursuant to the Registration Rights Agreement, will constitute valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (ii) the Guarantees, upon the due issuance and authentication of the New Notes with the Guarantees endorsed thereon in accordance with the provisions of the Indenture and when the New Notes with the Guarantees endorsed thereon are delivered in exchange for the Old Notes pursuant to the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their

Foamex L.P.
Foamex Capital Corporation
General Felt Industries, Inc.
Foamex Fibers, Inc.
September 10, 1997
Page 3


terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity of at law).

We do not express any opinion with respect to matters governed by any laws other than the laws of the State of New York and the federal laws of the United States of America.

We know that we are referred to as counsel who has passed upon the legality of the issuance of the New Notes and the Guarantees on behalf of the Company in the Registration Statement filed with the Commission, and we hereby consent to such use of our name in said Registration Statement and to the filing of this opinion with said Registration Statement as Exhibit 5.1 thereto.

Very truly yours,

/s/ Willkie Farr & Gallagher
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